EXHIBIT 24.2

BORGWARNER INC.
POWER OF ATTORNEY

     I, Ernest J. Novak, Jr. hereby constitute and appoint Laurene H. Horiszny and Vincent M. Lichtenberger, and each acting alone, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to the registration statement on Form S-3 filed on July 3, 2003, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to such registration statement or any amendments or supplements thereto in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this instrument has been signed this 23rd day of July, 2003.

/s/ ERNEST J. NOVAK, JR.

Ernest J. Novak, Jr. Director